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                         AGREEMENT FOR PURCHASE AND SALE
                        OF SPECIAL BENEFICIARY INTERESTS


         This Agreement for Purchase and Sale of Special Beneficiary Interests is made this 18th day of November, 1999, by and between Equis Financial Group Limited Partnership, a Massachusetts limited partnership with offices located at 88 Broad Street, Boston, Massachusetts 02110 (the "Seller"), and Semele Group Inc., a Delaware corporation with offices located at One Canterbury Green, Stamford, Connecticut 06901 (the "Buyer");

                                   WITNESSETH:

         WHEREAS, the Seller owns a beneficial interest in each of the four following Delaware business trusts, each such interest being defined in the Second Amended and Restated Declaration of Trust, as amended to date, of each of the trusts (each a "Declaration of Trust") as a "Special Beneficiary Interest," and the Seller in its capacity as such owner being defined in each Declaration of Trust as the "Special Beneficiary":

                             AFG Investment Trust A
                             AFG Investment Trust B
                             AFG Investment Trust C
                             AFG Investment Trust D

(such Special Beneficiary Interests collectively the "Special Beneficiary Interests," and such trusts collectively the "Trusts");

         WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase the Special Beneficiary Interests subject to the provisions set forth herein;

         WHEREAS, the Special Beneficiary Interests have the rights to distributions and allocations provided for in the Declaration of Trust of each of the Trusts, including an 8.25% share of all distributions;

         WHEREAS, the Buyer has received from Josephthal & Co. Inc. a "fairness opinion" with respect to the fairness to the Buyer from a financial point of view of this acquisition and a related acquisition by the Buyer from Gary D. Engle, James A. Coyne and certain trusts for the benefit of Mr. Engle's children of all of the Common Stock of Equis II Corporation, which opinion is acceptable to the Special Committee of the Board of Directors of the Buyer consisting of the Buyer's independent directors;

         NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

         1.       PURCHASE AND SALE OF SPECIAL BENEFICIARY INTERESTS

         The Seller hereby transfers, sells and assigns to the Buyer, and the Buyer hereby purchases from the Seller, the Special Beneficiary Interests for a purchase price of

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$9,652,500, paid by the delivery to the Seller simultaneously with the execution hereof of a promissory note of the Buyer payable to the Seller in the principal amount of $9,652,500. Such promissory note, which is in the form of Exhibit A hereto, bears interest on the unpaid principal balance thereof from time to time at the rate of 7% per annum and is payable on the terms set forth therein. The Special Beneficiary Interests are currently subject to a pledge executed by the Seller securing indebtedness of Equis II Corporation, a Delaware corporation, totalling approximately $19.5 million at September 30, 1999. The Buyer agrees that as soon as such indebtedness has been repaid and such pledge has been released, it will secure its obligations under such note by a pledge of the Special Beneficiary Interests pursuant to a Security Agreement in the form of Exhibit B hereto.

         Pursuant to Article IX of the Declaration of Trust of each of the Trusts, the Seller and the Buyer have delivered to the Managing Trustee of the Trusts a duly executed and completed assignment form satisfactory to the Managing Trustee, and the Managing Trustee has consented to the substitution of the Buyer as a Substitute Special Beneficiary (as defined in each Declaration of Trust) in place of the Seller, all as shown in the Assignment attached hereto as Exhibit C.

         2.       FAMILIARITY WITH THE COMPANY

         The Buyer hereby acknowledges that it is familiar with the investment objectives, business, assets and liabilities of the Trusts, each of which have a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934 and each of which are accordingly reporting companies under such Act. The Buyer further hereby acknowledges that it has examined such reports filed under such Act and has had the opportunity to make such inquiries of employees and representatives of the Seller and to consult with such experts as it has deemed appropriate or necessary in connection with the execution of this Agreement and the consummation of the transaction provided for herein.

         3.       REPRESENTATIONS OF THE SELLER

         The Seller hereby represents and warrants to the Buyer that

         (a) it has good and marketable title to the Special Beneficiary Interests free and clear of all liens, security interests, charges or encumbrances of any kind except as set forth on Schedule 3 hereto, and upon the execution of this Agreement title to the Special Beneficiary Interests will pass to the Buyer free and clear of any pledge, lien, security interest, charge or encumbrance of any kind except as set forth on such Schedule, and thereupon the Buyer, as record and beneficial owner, will be entitled to all rights of the Seller with respect to the Special Beneficiary Interests;

         (c) the Seller is a duly formed and validly existing limited partnership under the laws of the Commonwealth of Massachusetts with the right, power and authority to enter into and carry out the provisions of this Agreement; Equis Corporation is the sole general partner of the Seller; and Gary
D. Engle is an officer of such general partner who has been duly authorized by all necessary partnership and corporate action to execute, deliver and perform on behalf of the Seller all such instruments and agreements and take all such


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other action as he may deem necessary or desirable for the Seller to consummate the sale of the Special Beneficiary Interests to the Buyer, including, without limiting the generality of the foregoing, this Agreement and the Assignment attached hereto as Exhibit C;

         (d) the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transaction contemplated hereby do not and will not violate, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any instrument or contract to which the Seller is a party or by which it or any of its properties or assets is bound or any judgment, decree, order, statute, rule or regulation to which it is subject or by which it or any of its properties or assets is bound, or result in the creation of any lien, charge or encumbrance on any of its properties or assets;

         (e) the Seller has delivered to the Buyer true, accurate and complete copies of the Declaration of Trust of each of the Trusts.

         4.       REPRESENTATIONS OF THE BUYER

         The Buyer hereby represents and warrants to the Seller that

         (a) the Buyer is a duly formed and validly existing corporation under the laws of the State of Delaware with the right, power and authority to enter into and carry out the provisions of this Agreement; and James A. Coyne is an officer of the Buyer who has been duly authorized by all necessary corporate action to execute, deliver and perform on behalf of the Buyer all such instruments and agreements and take all such other action as he may deem necessary or desirable for the Buyer to consummate the purchase of the Special Beneficiary Interests from the Seller, including, without limiting the generality of the foregoing, this Agreement and the promissory note delivered to the Seller pursuant to this Agreement;

         (b) the execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transaction contemplated hereby do not and will not violate, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any instrument or contract to which the Buyer is a party or by which it or any of its properties or assets is bound or any judgment, decree, order, statute, rule or regulation to which it is subject or by which it or any of its properties or assets is bound, or result in the creation of any lien, charge or encumbrance on any of its properties or assets.

         5.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All agreements, covenants, representations and warranties of the parties are set forth and merged in this Agreement, and no other oral or written understanding, representation or warranty shall be deemed to be part of this Agreement . All of the representations, warranties, agreements and covenants of the Seller contained in this Agreement shall survive the date hereof.


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         6.       COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

         7.       ENTIRE AGREEMENT

         This Agreement represents the only agreement between the parties and supersedes all prior agreements or understandings concerning the subject matter hereof.

         8.       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         9.       BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the Seller and the Buyer and their respective successors and assigns.

         10.      INDEMNIFICATION

         The Seller will indemnify and hold the Buyer harmless from and against any loss or expense, including reasonable legal fees and expenses, which the Buyer may incur as the result of (i) any breach of the representations and warranties made by the Seller hereunder or (ii) any claim made against the Buyer arising out of the ownership by the Seller or the Company of the Stock or the Partnership Interests prior to the date hereof. Whenever, on each occasion, and as often as the Buyer shall incur any such loss or expense which may entitle the Buyer to indemnification under the provisions of this Section 10 the Buyer shall promptly so notify the Seller in writing of any such loss or expense and of the amount of indemnification which may be claimed by the Buyer hereunder. The Seller shall be entitled to take any and all such action as may be within its power to mitigate the amount of any such loss or expense and shall be entitled at its own expense to participate in and to select reputable counsel and direct the defense of any such claim against the Buyer. If the Seller acknowledges in writing that it is liable to the Buyer for such claim and elects to employ such counsel and to direct such defense, the Seller shall have no further liability hereunder for any legal fees and expenses incurred by the Buyer in connection with such

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defense, provided that in such event the Buyer may employ its own counsel at its own cost and expense.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

"Buyer"                                   "Seller"

SEMELE GROUP INC.                         EQUIS FINANCIAL GROUP LIMITED
                                          PARTNERSHIP

                                          By: Equis Corporation, General Partner

By:/s/ JAMES A. COYNE                         By: /s/ GARY D. ENGLE
   -----------------------------                  ------------------------------
     Name: James A. Coyne                         Name: Gary D. Engle
     Title: President                             Title: President